SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 8, 2004
                                                           ------------

                       SANGUI BIOTECH INTERNATIONAL, INC.
                       ---------------------------------
             (Exact name of Registrant as specified in its charter)

                                    Colorado
                                    --------
          (State or other jurisdiction of Incorporation or organization


         000-21271                                     84-1330732
         ---------                                     ----------
 (Commission File Number)                 (I.R.S. Employer Identification No.)

                Alfred-Herrhausen-Str. 44, 58455 Witten, Germany
                ------------------------------------------------
               (Address of principal executive offices)(Zip Code)

                              011-49-2302-915-204
                              -------------------
              (Registrant's telephone number, including area code)

                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

Item 5. Other Events.

SanguiBioTech Gmbh enter into contract with Mercatura Cosmetics BioTech AG
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     On July 8, 2004, SanguiBioTech GmbH of Witten, Germany ("Sangui"), a wholly owned subsidiary of Sangui BioTech International, Inc. (NASD OTCBB: SGBI) and Mercatura Cosmetics BioTech AG of Achim, Germany ("Mercatura") entered into an agreement under which Mercatura obtained from Sangui the exclusive right to manufacture, market and distribute the Sangui Nano-Emulsion formulation known as "Pure Moisture" for five years, starting September 1, 2004, in all German speaking localities. Under the terms of this agreement Mercatura will pay
Sangui, on a quarterly basis, a per unit license fee for each product package sold. Mercatura intends to acquire world wide distribution rights at a later date provided some type of co-op can be formed between Mercatura and Wolfgang Joop Gmbh. Additionally, Mercatura is granted a right of first refusal on any new products arrising from the Pure Moisture technology. A Summary of the Terms of Said Agreement are attached as Exhibit 99.1 to this report.

     The information in this Current Report on Form 8-K, including the exhibit, is furnished under "Item 2. Management's Discussion and Analysis of Financial Condition" in accordance with SEC Release No. 33-8216. Furthermore, the information in this Current Report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                        Sangui Biotech International, Inc.
                                        (Registrant)

                                        /s/ Wolfgang Barnikol
Date: ______________                    ________________
                                        By: Wolfgang Barnikol
                                        Its:  President, CEO and CFO

                               INDEX TO EXHIBITS


Exhibit Number                  Exhibit
    99.1                        Summary of Terms of Agreement

* This exhibit is furnished to, but not filed with, the Commission by inclusion herein.